                                                                   EXHIBIT 5.1

                       [Letterhead of Goodwin Procter LLP]

                                    March 5, 2002


StockerYale, Inc.
32 Hampshire Road
Salem, New Hampshire  03079

Ladies and Gentlemen:

         This opinion is furnished in our capacity as counsel to StockerYale, Inc., a Massachusetts corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,488,754 shares (the "Shares") of common stock, par value $0.001 per share, of the Company.

         In connection with rendering this opinion, we have examined the Articles of Organization and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-3 under the Securities Act relating to the Shares and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

         Based upon the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable under the Massachusetts Business Corporation Law (which includes applicable provisions of the Massachusetts Business Corporation Law and the Massachusetts Constitution).

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm under the caption "Legal Matters" in the prospectus.


                                                    Very truly yours,

                                                    /s/ Goodwin Procter LLP


                                                    GOODWIN PROCTER LLP